UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 23, 2007

DOMINO’S PIZZA, INC.

DOMINO’S, INC.

(Exact name of Registrants as specified in charter)

Delaware Delaware	001-32242 333-74797	38-2511577 38-3025165
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Numbers)

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48106

(Address of Principal Executive Offices)

(734) 930-3030

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Following the receipt of the requisite consent of noteholders described under Item 8.01 below, on February 23, 2007, Domino’s, Inc. (“Domino’s”) entered into a Supplemental Indenture (the “Supplemental Indenture”) with the Guarantors (as defined therein) and BNY Midwest Trust Company, as trustee (the “Trustee”), related to its 8 1/4% Senior Subordinated Notes due 2011 (the “Notes”). The Supplemental Indenture supplements the Indenture dated as of June 25, 2003, between Domino’s, the Guarantors and the Trustee, as trustee (the “Indenture”) and effects the proposed amendments to the Indenture described in Domino’s Offer to Purchase and Consent Solicitation Statement dated February 7, 2007 (the “Offer to Purchase”), a copy of which was filed as Exhibit 99.2 to Domino’s and Domino’s Pizza, Inc.’s Current Report on Form 8-K filed on February 7, 2007.

The amendments eliminate substantially all of the restrictive covenants in the Indenture, including the restrictions on mergers, consolidations and sales or other transfers of assets, eliminate certain events of default and make other changes to the Indenture of a technical or conforming nature. The Supplemental Indenture became effective upon its signing by the parties thereto, but the amendments set forth therein will become operative only upon the acceptance for purchase by Domino’s of Notes validly tendered pursuant to the Offer to Purchase. Under the terms of the Offer to Purchase, tendered Notes may no longer be withdrawn, and delivered consents may not be revoked, unless Domino’s terminates the Offer to Purchase without having purchased any Notes or is otherwise required by law to allow withdrawal or revocation. A copy of the Supplemental Indenture is filed hereto as Exhibit 4.1.

Item 8.01	Other Events.

As announced in a press release dated February 23, 2007, which is attached hereto as Exhibit 99.1, Domino’s has received consents from holders of Notes representing in excess of a majority in principal amount of its outstanding Notes and, as a result, the consent condition related to the pending tender offer for all of the outstanding Notes has been satisfied.

As announced in a press release dated February 23, 2007, which is attached hereto as Exhibit 99.2, Domino’s has fixed the tender offer consideration and the total purchase price to be paid for Notes validly tendered and accepted for purchase, subject to the terms and conditions set forth in the Offer to Purchase.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description
4.1	Supplemental Indenture dated as of February 23, 2007, among Domino’s, the Guarantors (as defined therein) and BNY Midwest Trust Company, as trustee

99.1	Press Release dated February 23, 2007

99.2	Press Release dated February 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINO’S PIZZA, INC.
DOMINO’S, INC.

/s/ L. David Mounts
Name:	L. David Mounts
Title:	Executive Vice President, Chief Financial Officer

Date: February 23, 2007